Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports First Quarter 2008 Results

TAMPA, Fla. – May 6, 2008 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for the first quarter 2008.

•	Total revenues were $115.6 million for first quarter 2008, a 37.1% increase compared to first quarter 2007.

•	Net revenues, which exclude off-network database queries or pass-through revenue, were $114.6 million for first quarter 2008, a 38.5% increase compared to first quarter 2007.

•	Net income was $15.4 million in first quarter 2008, a 101.3% increase compared to first quarter 2007.

•	Net income per diluted share was $0.23 in first quarter 2008, a 99.7% increase compared to first quarter 2007.

•

Cash net income, a non-GAAP financial measure, was $25.0 million for first quarter 2008, a 76.3% increase compared to first quarter 2007. Cash net income reflects the positive cash impact resulting from the significant difference in amortization of goodwill for financial reporting and tax purposes, and is determined by adding the cash savings arising from the tax deductible goodwill amortization to adjusted net income.

•	Cash net income per diluted share was $0.37 in first quarter 2008, a 74.8% increase compared to first quarter 2007.

•	Adjusted EBITDA, a non-GAAP financial measure, was $53.0 million for first quarter 2008, a 72.8% increase compared to first quarter 2007.

“Syniverse reported a strong first quarter driven by continued strength in messaging and mobile data,,” said Tony Holcombe, President and CEO, Syniverse. “The acquisition of BSG Wireless has significantly increased our global focus, while adding a complementary financial clearing service. The integration is successfully underway. And there have been no surprises, and our plan is on schedule. We continue to anticipate $12 million of annualized cost synergies as we integrate the two businesses.”

Chief Financial Officer David Hitchcock added, “Syniverse continues to see a favorable mix shift towards technology interoperability while diversifying our revenue base globally, enabling us to generate $23.3 million of cash from operating activities. In addition, after $7.3 million of capex, we generated $15.9 million of operating free cash flow in the quarter.”

First quarter 2008 Service Line Revenue

Technology Interoperability Services

Technology interoperability services revenues were $68.7 million in first quarter 2008, an 81.8% increase compared to first quarter 2007. The increase included $12.8 million from BSG Wireless, which was included in Syniverse’s income statement beginning on January 1. Excluding revenues from BSG Wireless, technology interoperability grew 47.9% driven by strong increases in data services, such as SMS interoperability and mobile data roaming, growth in clearing house services, and growth in the company’s UniRoam product.

Network Services

Network services revenues were $29.7 million in first quarter 2008, a 2.2% decrease compared to first quarter 2007. First quarter results were impacted by customer migrations offset by increases in data networking and growth in the company’s Visibility product.

Number Portability Services

Number portability services revenues were $7.0 million in first quarter 2008, a 13.8% increase compared to first quarter 2007. Results were primarily due to full quarter revenues from new services provided to Canadian mobile operators in 2008 compared to a partial quarter in first quarter 2007.

Call Processing Services

Call processing services revenues were $8.4 million in first quarter 2008, a 16.4% increase compared to first quarter 2007. Performance was driven by strong increases in Signaling Solutions offset by continued declines in legacy fraud-related services.

Enterprise Solutions

Enterprise solutions revenues were $0.8 million in first quarter 2008.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for first quarter 2008 were $1.1 million.

First quarter 2008 Business Highlights

•	Continued the integration of BSG Wireless, with significant progress in achieving SG&A synergies.

•	Awarded 2008 “Best Roaming Product or Service” for DataNet anti-fraud product in the GSM Association’s (GSMA) 13th annual Global Mobile Awards at the Mobile World Congress.

•	Continued gaining market traction from recent product introductions, including DataNet, GSM Visibility, and financial clearing house services.

•	Appointed Jeff Gordon as Chief Technology Officer in January, succeeding Paul Wilcock, who retired.

•	Appointed Alfred de Cárdenas as Executive Vice President of North America in March.

Outlook

The company is revising guidance and providing the following outlook for 2008:

Net Revenues	$455	-	$ 465 million
Net Income	$59	-	$ 64 million
Adjusted EBITDA	$207	-	$ 214 million
Cash Net Income	$97	-	$ 102 million

Additionally, the company expects to generate operating free cash flow in excess of $108 million for 2008.

Syniverse expects to realize approximately $12 million of annualized run rate cost savings in connection with its integration of BSG Wireless. Approximately one-third of this total is expected to be realized by year end 2008, with the remainder to be realized in 2009. Expected Adjusted EBITDA and Cash Net Income have been adjusted to exclude the one-time costs related to integrating the businesses and the duplicative costs that are expected to be eliminated by the end of 2009.

Non-GAAP Measures

Syniverse’s Adjusted Net Income is determined by adding the following to net income: provision for income taxes, restructuring, SFAS 123R non-cash compensation, purchase accounting amortization and BSG Wireless transition expenses to arrive at Adjusted Net Income before provision for income taxes. This adjusted pre-tax result is then further adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs.

Syniverse’s Cash Net Income is determined by adding the cash benefit of our tax-deductible goodwill to Adjusted Net Income. This benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet created primarily from our acquisitions from Verizon and of IOS North America. While not amortized for GAAP purposes, goodwill amortization is deductible in calculating our taxable income and, hence, reduces cash tax liabilities.

Syniverse’s Adjusted EBITDA is determined by adding the following to net income: interest expense, net, provision for income taxes, depreciation and amortization, restructuring, SFAS 123R non-cash compensation, and BSG Wireless transition expenses. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Cash Net Income to net income is presented in the financial tables contained herein.

Syniverse’s Operating Free Cash Flow is determined by adding (or subtracting) the following to Net cash provided by operating activities: (capital expenditures), cash paid (received) in legal settlement and accrued but not yet paid acquisition earn-out.

We present Adjusted Net Income and Cash Net Income because we believe that Adjusted Net Income and Cash Net Income provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income provides our investors with valuable insight into our profitability exclusive of certain adjustments, and Cash Net Income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on Adjusted Net Income and Cash Net Income as primary measures of the company’s earnings exclusive of these certain and other non-cash cash charges.

We present Adjusted EBITDA and Operating Free Cash Flow because we believe that Adjusted EBITDA and Operating Free Cash Flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and Operating Free Cash Flow as primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and Operating Free Cash Flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and Operating Free Cash Flow as an assessment of our overall liquidity and our ability to meet our debt service obligations. None of these non-GAAP measures should be reviewed without consideration of our net income, cash from operations and other GAAP measures.

We believe that Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income are useful to investors to provide disclosures of our operating results on the same basis as that are used by our management. We also believe that these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows. Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, cash flows from operating activities, and other consolidated income or cash flows statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA and Operating Free Cash Flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income and Cash Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income as supplemental information.

First quarter 2008 Earnings Call

Syniverse will host a conference call today at 4:30 p.m. ET to discuss these results and accompanying slides have been posted to the Syniverse website. To participate on this call, U.S. callers may dial toll-free 1-866-770-7129; international callers may dial direct (+1) 617-213-8067. The passcode for this call is 39041124. This event also will be webcast live over the Internet in listen-only mode at www.syniverse.com/investorevents.

A replay of this call will be available beginning shortly after the call concludes through May 20 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll-free 1-888-286-8010; international callers may dial direct (+1) 617-801-6888. The replay passcode is 61108448.

About Syniverse

Syniverse Technologies (NYSE:SVR) makes it possible for over 500 communications companies in more than 100 countries to address market changes and demands as they deliver everything from voice calls to sophisticated data and video services. By ensuring that disparate technologies and standards interoperate, Syniverse allows operators to provide seamless, interactive mobile services to their subscribers wherever and whenever they need them. Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook, strategy, net revenue, net income, adjusted EBTIDA, cash net income and operating free cash flow outlook for 2008, expected synergies and cost savings related to the integration of BSG Wireless, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition; adverse changes in our agreements with our vendors or partners; the impact of international expansion efforts on our business; changes in our tax status; risks or uncertainties inherent in or related to the integration of BSG Wireless (including unanticipated operating costs and business disruptions); and other risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release as a result of new information, future events or otherwise.

# # #

Investor Relations Contact:

Jim Huseby, Syniverse Technologies

+1 (813) 637-5000

Syniverse Holdings, Inc

Condensed Consolidated Statements of Income (unaudited)

and Other Supplemental Information

(In thousands, except per share information)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Technology Interoperability Services	$68,701	$37,795
Network Services	29,741	30,424
Number Portability Services	6,950	6,106
Call Processing Services	8,389	7,208
Enterprise Solution	786	1,191

Revenues excluding Off Network Database Queries	114,567	82,724
Off Network Database Queries	1,078	1,654

Total Revenues	115,645	84,378
Cost of operations	37,978	33,441

Gross Margin	77,667	50,937
Gross Margin %	67.2%	60.4%
Gross Margin % before
Off Network Database Queries	67.8%	61.6%
Sales and marketing	10,754	6,812
General and administrative	18,142	13,987
Depreciation and amortization	13,633	10,279
Restructuring	17	1,782

Operating income	35,121	18,077
Other expense, net
Interest expense, net	(9,290)	(5,624)
Other, net	57	53

	(9,233)	(5,571)

Income before provision for income taxes	25,888	12,506
Provision for income taxes	10,495	4,860

Net income	$15,393	$7,646

Net income per share
Basic	$0.23	$0.11
Diluted	$0.23	$0.11
Shares used in calculation
Basic	67,509	67,221
Diluted	67,909	67,353

Other Supplemental Information:

Revenue by region (1) (unaudited):	Quarter Ended March 31, 2008	Quarter Ended March 31, 2007
North America	$82,213	$65,352
Asia Pacific	10,218	9,721
Caribbean and Latin America	7,859	5,190
Europe, Middle East and Africa	14,277	2,461

Subtotal non- North American Revenue	32,354	17,372

Revenues excluding Off Network Database Queries	114,567	82,724
Off Network Database Queries	1,078	1,654

Total Revenues	$115,645	$84,378

(1)	Based on "bill to" location on invoice.

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share amounts)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash	$64,525	$49,086
Accounts receivable, net of allowances of $927 and $762, respectively	84,244	79,378
Prepaid and other current assets	16,091	12,240

Total current assets	164,860	140,704

Property and equipment, net	43,084	43,856
Capitalized software, net	62,833	62,615
Deferred costs, net	10,343	10,786
Goodwill	630,249	616,304
Identifiable intangibles, net	231,104	232,023
Other assets	2,507	1,262

Total assets	$1,144,980	$1,107,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,077	$5,006
Accrued payroll and related benefits	11,968	12,016
Accrued interest	1,792	5,910
Deferred revenues	4,511	5,327
Other accrued liabilities	31,889	34,789
Current portion of Term Note B	3,585	3,459

Total current liabilities	58,822	66,507

Long-term liabilities:
Deferred tax liabilities	57,579	43,587
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	353,097	344,476
Other long-term liabilities	7,241	7,188

Total long-term liabilities	592,917	570,251

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 68,711,605 shares issued and 68,319,607 shares outstanding and 68,683,075 shares issued and 68,302,956 shares outstanding at March 31, 2008 and December 31, 2007, respectively	68	68
Additional paid-in capital	464,804	463,711
Retained earnings	20,240	4,851
Accumulated other comprehensive income	8,159	2,191
Common stock held in treasury, at cost; 391,998 and 380,119 at March 31, 2008 and December 31, 2007, respectively	(30)	(29)

Total stockholders’ equity	493,241	470,792

Total liabilities and stockholders’ equity	$1,144,980	$1,107,550

Syniverse Holdings, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$15,393	$7,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	14,076	10,496
Provision for uncollectible accounts	169	78
Deferred income tax expense	8,760	3,432
Stock-based compensation	1,077	486
Loss on disposition of property	—	294
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,535)	1,207
Other current assets	(3,546)	(2,578)
Accounts payable	9	(1,690)
Other current liabilities	(8,178)	2,055
Other assets and liabilities	37	(396)

Net cash provided by operating activities	23,262	21,030

Cash flows from investing activities
Capital expenditures	(7,341)	(9,589)
Acquisition of BSG Wireless	(767)	—
Acquisition of ITHL	—	(735)

Net cash used in investing activities	(8,108)	(10,324)

Cash flows from financing activities
Principal payments on senior credit facility	(891)	(348)
Employee stock purchase plan	3	—
Stock options exercised	194	16
Minimum tax withholding on restricted stock awards	(181)	(80)
Purchase of treasury stock	(1)	(1)

Net cash used in financing activities	(876)	(413)

Effect of exchange rate changes on cash	1,161	54

Net increase in cash	15,439	10,347
Cash at beginning of period	49,086	26,704

Cash at end of period	$64,525	$37,051

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Reconciliation to adjusted EBITDA
Net income	$15,393	$7,646
Interest expense, net	9,290	5,624
Provision for income taxes	10,495	4,860
Depreciation and amortization	13,633	10,279
Restructuring	17	1,782
SFAS 123R non-cash compensation	1,077	486
BSG Wireless transition expenses	3,107	—

Adjusted EBITDA	$53,012	$30,677

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Reconciliation to adjusted net income and cash net income
Net income	$15,393	$7,646
Add provision for income taxes	10,495	4,860

Income before provision for income taxes	25,888	12,506

Restructuring	17	1,782
SFAS 123R non-cash compensation	1,077	486
Purchase accounting amortization	7,119	4,703
BSG Wireless transition expenses	3,107	—
Adjusted income before provision for income taxes	37,208	19,477
Less assumed provision for income taxes at 39%	(14,511)	(7,596)

Adjusted net income	22,697	11,881
Add cash savings of tax deductible goodwill(1)	2,301	2,301

Cash net income	$24,998	$14,182

Adjusted net income per share	$0.33	$0.18
Cash net income per share	$0.37	$0.21
Diluted shares outstanding	67,909	67,353

1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Reconciliation to operating free cash flow
Net cash provided by operating activities	$23,262	$21,030
Capital expenditures	(7,341)	(9,589)
Cash received in legal settlement	—	(2,500)
Change in working capital due to ITHL contingent payment	—	(735)

Operating Free Cash Flow	$15,921	$8,206

Supplemental cash flow information:
Cash interest paid	$13,351	$9,252
Cash income taxes paid	1,510	—

Syniverse Holdings Inc.

Reconciliation of Non GAAP Measure Estimates to GAAP (unaudited)

(in millions)	2008E Low	2008E High
Reconciliation to adjusted EBITDA
Net income	$59.0	$64.0
Interest expense, net	34.5	34.5
Provision for income taxes	40.0	42.0
Depreciation and amortization(1)	55.5	55.5
SFAS 123R non-cash compensation	4.5	4.5
BSGW transition expenses(2)	13.5	13.5

Adjusted EBITDA	$207.0	$214.0

Reconciliation to adjusted net income and cash net income
Net income	$59.0	$64.0
Add provision for income taxes	40.0	42.0

Income (loss) before provision for income taxes	99.0	106.0
Adjustments income (loss) before provision for income taxes
Purchase accounting amortizations	28.5	28.5
SFAS 123R non-cash compensation	4.5	4.5
BSGW transition expenses(2)	13.5	13.5

Adjusted income (loss) before provision for income taxes	145.5	152.5
Less assumed provision for income taxes	(57.7)	(59.7)
Adjusted net income	87.8	92.8
Add cash savings of tax deductible goodwill(3)	9.2	9.2

Cash net income	$97.0	$102.0

1)	Includes preliminary estimates of purchase accounting amortizations for BSGW.
2)	Represents certain costs that we do not expect to continue in the business upon full integration including:
a)	Integration specific expenses, including any temporary headcount needed for the migrations, travel for the integration teams, and other one-time costs related to the integration project and:
b)	Duplicative data processing and headcount expenses that we do not plan to remain following the full integration.
3)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.